EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Equity Trust
File Number: 811-945
Registrant CIK Number: 0000034273

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $1,883, Class C $0, Class I $321
Series   4 - Class A  $549, Class C $23, Class I $6
Series   6 - Class A  $615, Class B $10, Class C $69, Class I $58
Series   8 - Class A  $2,959, Class B $14, Class C $11
Series   9 - Class A, Class B, Class C and Class I is zero.
Series 10 - Class A  $957, Class C $93, Class I $1,569
Series 12 - Class $0, Class $0 and Class I $8
Series 14 - Class A, Class B, Class C and Class I is zero.
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $9,859, Class B $38, Class C $422
Series 18 - Class A $1, Class C $0, Class I $1

73A1/73A2-
Series   2 - Class A  $0.1300, Class C $0, Class I $0.1760
Series   4 - Class A  $0.1210, Class C $0.0560, Class I $0.1430
Series   6 - Class A  $0.1050, Class B $0.0280, Class C $0.0340,
 Class I $0.1430
Series   8 - Class A  $0.1310, Class B $0.0680, Class C $0.0680
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A  $0.1430, Class C $0.0680, Class I $0.1680
Series 12 - Class A $0, Class C $0 and Class I $0.0260
Series 14 - Class A, Class B, Class C and Class I is zero
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $0.2190, Class B $0.1260, Class C $0.1260
Series 18 - Class A  $0.0350. Class C $0, Class I $0.0711


74U1/74U2-
Series   2 - Class A 11,361, Class C 2,588, Class I 2,222
Series   4 - Class A 4,281, Class C 374, Class I 50
Series   6 - Class A 5,111, Class B 254, Class C 1,760, Class I 332
Series   8 - Class A 21,660, Class B 185, Class C 171
Series   9 - Class A 5,024, Class B 143, Class C 353, Class I 85
Series 10 - Class A 8,563, Class C 1,794, Class I 11,575
Series 12 - Class A 5,045, Class C 562, Class I 289
Series 14 - Class A 1,896, Class C 579 Class I 5,593
Series 15 - Class A 45,759, Class B 759, Class C 883, Class I 439
Series 16 - Class A 43,212, Class B 247, Class C 3,168
Series 18 - Class A 46, Class C 13, Class I 40

74V1/74V2-
Series   2 - Class A $24.69, Class C $24.02, Class I $24.72
Series   4 - Class A $10.36, Class C $10.21, Class I $10.36
Series   6 - Class A $17.22, Class B $16.47, Class C $16.44,
 Class I $17.21
Series   8 - Class A $9.08, Class B $9.17, Class C $9.25
Series   9 - Class A $17.67, Class B $15.28, Class C $15.28,
 Class I $17.83
Series 10 - Class A $12.38, Class C $12.36, Class I $12.38 Series 12 - Class A $11.03, Class C $10.64, Class I $11.04 Series 14 - Class A $18.82, Class C $17.40, Class I $19.33 Series 15 - Class A $9.79, Class B $8.49, Class C $8.50,
 Class I 9.92
Series 16 - Class A $14.00, Class B $13.93, Class C $13.92 Series 18 - Class A $14.71, Class C $14.54, Class I $14.72